Exhibit 99.1
Dollar Financial Corp Announces Expected Acquisition of the Leading Pawn Lending Business in Scandinavia; Company to Acquire 28 Pawn Stores in Sweden and Finland
BERWYN, Pa., Dec 02, 2010 (BUSINESS WIRE) —
Dollar Financial Corp (NASDAQ:DLLR — News), a leading international diversified financial services company serving primarily unbanked and under-banked consumers for over 30 years, today announced that its wholly owned U.K. subsidiary, Dollar Financial U.K. Ltd., has entered into an agreement to acquire Sefina Finance AB, a leading Scandinavian pawn lending business with headquarters in Stockholm, Sweden. Sefina, which has more than a 125 year operating history, is the market leader in the region providing pawn loans primarily secured by gold jewelry, diamonds and watches, through its 16 store locations in Sweden and 12 stores in Finland. The completion of the acquisition is contingent upon customary closing conditions, including local regulatory approval, which is expected to take 30 to 60 days to obtain.
Commenting on the acquisition, Jeff Weiss, the Company’s Chairman and Chief Executive Officer, stated, “This acquisition represents the continued execution of our geographic and product diversification strategy, and extends and expands our pawn lending business into Sweden and Finland, two markets which have long-standing and highly developed regulations for the pawn lending industry. Secured pawn lending, which is a widely accepted vehicle for providing loans to the ever increasing numbers of unbanked and under-banked consumers around the world, continues to be a rapidly growing segment of our diversified global enterprise. We are excited to welcome the Sefina management team into the Dollar Financial family and look forward to leveraging their expertise in the future expansion of our global pawn operations within Scandinavia and other countries as well. In concert with our recent acquisitions of the “Suttons and Robertsons” and “Robert Biggar” pawn store chains in England and Scotland, and the significant growth of the pawn lending business in our more than 350 company-operated stores across the United Kingdom, the acquisition of Sefina and its significant pawn pledge book is an important step towards achieving the Company’s strategy to be the leading secured pawn lender in Europe.”
Jeff Weiss continued, “From everything I hear and read in the news, there appears to be a significant on-going shift within the more developed economies of the world towards service sector employment and lower paying jobs, as manufacturing and some other higher paying occupations are off-shored to developing countries where labor is less expensive. As a result, the average wage rate for what we call the ALICE (Asset Limited Income Constrained) demographic is shrinking against the rising tide of higher costs for food, gasoline, health care and other basic necessities. In such an economy, where the margin between personal income and the cost of living is continually narrowing, pawn shops can provide a real benefit for consumers and small business owners who may be confronted from time-to-time by an unexpected auto repair bill or medical expense, or the need to replace broken or obsolete equipment in order to keep their small businesses operating. Furthermore, since pawn loans are provided on the basis of a secured asset as opposed to employment or future earnings, demand for pawn loans tends to be strong in both growing and weak economies and particularly robust during times of higher unemployment. In addition, since pawn loans are often a less expensive option for borrowing money for a short period of time, I would expect the demand for such loans as a practical alternative for accessing cash quickly will continue to increase. As such, the expansion of our pawn lending business globally is a key element of the Company’s long-term growth strategy and is in keeping with our focus on the ever expanding ALICE demographic, and specifically the customer segment we call ALICE secured or ‘ALICE-S’.”
The cash consideration for the acquisition would be approximately $73.0 million, of which approximately $58.0 million would be cash paid at closing, with the remaining $15.0 million of additional cash to be paid in installments during calendar year 2011. The Company also expects to assume Sefina’s existing working capital lines of credit associated with a number of Scandinavian banks, which are expected to have outstanding balances aggregating to approximately $60.0 million upon the closing of the acquisition, are secured by the value of Sefina’s pawn pledge stock, and have average interest rates of approximately 4%. The Company will also be required to make additional cash payments to the sellers over the next two years based on the financial performance of the acquired business. The trailing twelve months EBITDA for the acquired stores is expected to be approximately $14.0 million at closing. The Company anticipates the acquisition will be immediately accretive to earnings, and expects to update its earnings outlook for fiscal 2011 to include the Sefina business, net of acquisition and transition costs, after the transaction is finalized.
About Dollar Financial Corp
Dollar Financial Corp is a leading international diversified financial services company primarily serving unbanked and under-banked consumers and small business owners for over 30 years. Through its retail storefront locations as well as by other means, such as via the Internet, the Company provides a range of consumer financial products and services in five countries (Canada, the United Kingdom, the United States, the Republic of Ireland and Poland) to consumers who, for reasons of convenience and accessibility, purchase some or all of their financial services from the Company rather than from banks and other financial institutions. The Company’s products, principally its short-term consumer loans, check cashing services, secured pawn loans and gold buying services, provide customers with immediate access to cash for living expenses or other episodic needs. The Company also offers high-value ancillary services, including Western Union money order and money transfer products, electronic tax filing, reloadable VISA(R) and MasterCard(R) debit cards, foreign currency exchange, and other services. In addition, through its branded Military Installment Loan and Education Services, or MILES(R) program, the Company provides fee based services to enlisted military personnel applying for loans to purchase new and used vehicles that are funded and serviced under an exclusive agreement with a major third-party national bank.
At September 30, 2010, the Company’s global retail operations consisted of 1,193 locations, including 1,067 company-operated financial services stores and 126 franchised and agent locations, conducting business primarily under the names Money Mart(R), Money Shop(R), Insta-Cheques(R), The Check Cashing Store(R), and MoneyNow(R) in Canada, the United Kingdom, the United States, the Republic of Ireland, and Poland. For more information, please visit the Company’s website at www.dfg.com.
Forward Looking Statement
This news release contains forward looking statements, including, among other things, statements regarding the following: recent acquisitions; the Company’s future results, growth, guidance and operating strategy; the global economy; the effects of currency exchange rates on reported operating results; the developing regulatory environment in Canada, the U.K., the United States, and other countries; the impact of future development strategy, new stores and acquisitions; litigation matters; and the performance of new products and services. These forward looking statements involve risks and uncertainties, including risks related to: the regulatory environments; current and potential future litigation; the identification of acquisition targets; the integration and performance of acquired stores and businesses; the performance of new stores; the impact of debt financing transactions; the results of certain ongoing income tax appeals; and the effects of new products and services on the Company’s business, results of operations, financial condition, prospects and guidance; and uncertainties related to the effects of changes in the value of the U.S. Dollar compared to foreign currencies. There can be no assurance that the Company will attain its expected results, successfully integrate any of its acquisitions, or attain its published guidance metrics, or that ongoing and potential future litigation or the various FDIC, Federal, state, Canadian or foreign legislative or regulatory activities affecting the Company or the banks with which the Company does business will not negatively impact the Company’s operations. A more complete description of these and other risks, uncertainties and assumptions is included in the Company’s filings with the Securities and Exchange Commission, the Company’s annual reports and Forms 10-Q and 10-K. You should not place any undue reliance on any forward-looking statements. The Company disclaims any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.
SOURCE: Dollar Financial Corp
Dollar Financial Corp
Financial Dynamics
Julie Prozeller, 212-850-5600